UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 23, 2009
__________

CARVER BANCORP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-21487	13-3904174
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

75 West 125th Street
New York, NY  10027-4512
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 360-8820
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

Carver Bancorp, Inc. (the “Company”) announced that on February 23, 2009 Thomas Sperzel joined the Company as Senior Vice President and Controller, replacing Michael A. Trinidad, Senior Vice President and Controller and acting Principal Accounting Officer, who left the Company as of such date.  Mr. Sperzel has also been designated the Company’s acting Principal Accounting Officer.  A copy of the press release announcing Mr. Sperzel’s appointment is attached as Exhibit 99.1.

Immediately prior to joining Carver, Mr. Sperzel, 36, was the Director of Finance at Robert Martin Company, LLC from July 2007 to February 2009.  Prior to that, Mr. Sperzel was the Vice President and Controller of City and Suburban Federal Savings Bank from April, 2001 through July 2007.

The material terms of an offer letter dated February 12, 2009, provide that Mr. Sperzel will be an “at will” employee earning an annualized base salary of $155,000.  Mr. Sperzel is also eligible to participate in the Company’s existing incentive compensation plans, which include the target of a twenty percent (20%) cash bonus plus and additional long term incentive award, which can be in the form of cash, stock options and/or restricted stock, based upon performance thresholds approved by the Company’s Board of Directors.  After one year of service, Mr. Sperzel also will be eligible to participate in the Company severance plan, which provides, in part, that in the event Mr. Sperzel is terminated, other than for cause or change-in-control, he would receive one week’s pay for every year of service, with a minimum of four week’s pay.  Under the plan, should Mr. Sperzel be terminated without cause after a change in control, he would receive a continuation of his weekly base salary for 39 weeks.  Mr. Sperzel is also entitled to receive 12 weeks payment of base salary plus medical coverage in the event he is terminated within the first twelve months of the Company’s hiring of a Chief Financial Officer and as a direct result of said hiring.

There are no related person transactions between the Company and Mr. Sperzel, nor are any such transactions contemplated.  Mr. Sperzel has no family relation with any director or officer of the Company.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

99.1	Press release entitled “Carver Bancorp, Inc. Announces Executive Appointments” dated February 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE:  February 27, 2009

BY:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Risk Officer
and General Counsel